Exhibit 99.1

Welcome to SanDisk! Sanjay Mehrotra, President and Chief Executive Officer June 23, 2014

2 Additional Information This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. SanDisk has not yet commenced the tender offer for the shares of Fusion-io, Inc. at this time. Upon commencement of the tender offer, SanDisk will file with the SEC a tender offer statement on Schedule TO and related exhibits (including the offer to purchase, the letter of transmittal and other related documents), and Fusion-io will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any definitive tender offer documents will be mailed to the stockholders of Fusion-io. INVESTORS AND SECURITY HOLDERS OF FUSION-IO ARE STRONGLY URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by SanDisk through the website maintained by the SEC at http://www.sec.gov. Forward-Looking Statements This communication contains certain forward-looking statements, including those relating to the commencement and closing of the tender offer and related transactions, the expected benefits, synergies and cost savings of SanDisk’s acquisition of Fusion-io, Inc., the growth of the enterprise storage market and SanDisk’s business in this space, the growth of SanDisk’s product portfolio, when SanDisk expects the acquisition to be accretive, and the expected timing of the closing of the acquisition, which are based on current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of SanDisk Corporation and Fusion-io. Risks that may cause these forward-looking statements to be inaccurate include among others: SanDisk may not receive sufficient tender of shares from Fusion-io’s stockholders to close the tender offer; SanDisk may not be able to effectively assimilate and integrate Fusion-io operations, personnel, technologies, products and information systems; SanDisk may experience delays in the timing and successful integration of Fusion-io and, accordingly, SanDisk may not achieve the expected benefits from the acquisition in a timely manner or at all; SanDisk may not be able to realize the expected cost savings or other synergies from the acquisition as expected, in a timely manner or at all; SanDisk may not be able to maintain and grow or maintain the customer relationships required to achieve its anticipated revenue and margins; Fusion-io’s products or technologies may not perform as expected or could fail to meet customer qualification requirements; the enterprise storage space may not grow as expected; Fusion-io’s key personnel may decide not to work for SanDisk for a long period after the acquisition, or at all; the integration of Fusion-io’s business, personnel and operations may disrupt SanDisk’s ongoing business, distract its management and employees, harm its reputation and increase its expenses; the announcement and pendency of the acquisition may make it more difficult to establish or maintain relationships with employees, customers, suppliers or other business partners of SanDisk or Fusion-io; SanDisk may incur one-time charges, increased contingent liabilities, adverse tax consequences, depreciation or deferred compensation charges, amortization of intangible assets or impairment of goodwill, which could harm its results of operations; the Fusion-io acquisition may not be consummated due to the failure to satisfy the various conditions to closing, including the need for regulatory clearance; and the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in SanDisk’s U.S. Securities and Exchange Commission (“SEC”) filings and reports, including, but not limited to, its Quarterly Report on Form 10-Q for the quarter ended March 30, 2014 and its Annual Report on Form 10-K for the fiscal year ended December 29, 2013, as well as the tender offer documents to be filed by SanDisk and the solicitation/recommendation statement to be filed by Fusion-io in connection with the tender offer.

Welcome Fusion-io Team! Definitive agreement signed for SanDisk to acquire Fusion-io for $1.1B, net of cash assumed Transaction close expected in SanDisk’s fiscal third quarter 2014, subject to tender offer, regulatory clearance and other customary conditions Lance Smith will join SanDisk as Senior Vice President and General Manager, reporting to Sanjay R&D and marketing teams will be led by Lance Sales, operations, corporate functions will be integrated with SanDisk’s functional organizations 3

Win-Win Combination Partnership with a NAND flash leader Greater willingness for customers to engage Leverages SanDisk hardware, firmware and other resources Faster time to market with additional investments in solutions For employees Joining a global, world-class winning company Opportunities for career development 4 Adds PCIe hardware, software expertise Expands enterprise solutions portfolio Adds outstanding Fusion-io talent Broadens go-to-market capabilities and expands customer base Enhances opportunities at existing customers Excellent Strategic Fit Common commitment to bring innovations to enterprise storage market Benefits for Fusion-io Benefits for SanDisk

SanDisk CEO Staff



Sanjay Mehrotra
President and Chief Executive Officer



Tom Baker
SVP, Human Resources



Manish Bhatia
SVP, Worldwide Operations



Judy Bruner
EVP, Admin & CFO



Kevin Conley
SVP, Client Storage Solutions



Drew Henry
SVP & GM, Mobile & Connected Solutions



Shuki Nir
SVP, Corporate Marketing and GM, Retail



Henri Richard
SVP, Worldwide Commercial Sales & Support



Sumit Sadana
EVP & Chief Strategy Officer



John Scaramuzzo
SVP & GM, Enterprise Storage Solutions



Siva Sivaram
SVP, Memory Technology



Jeff VerHeul
SVP, Corporate Engineering

SanDisk
Fusion-io Employee Meeting, June 23, 2014
5

SanDisk CEO Staff -Post Acquisition of Fusion-io


Sanjay Mehrotra
President and Chief Executive Officer
Tom Baker
SVP, Human Resources
Manish Bhatia
SVP, Worldwide Operations
Judy Bruner
EVP, Admin & CFO
Kevin Conley
SVP, Client Storage Solutions
Drew Henry
SVP & GM, Mobile & Connected Solutions
Shuki Nir
SVP, Corporate Marketing and GM, Retail
Henri Richard
SVP, Worldwide Commercial Sales & Support
Sumit Sadana
EVP & Chief Strategy Officer
John Scaramuzzo
SVP & GM, Enterprise Storage Solutions
Siva Sivaram
SVP, Memory Technology
Lance Smith
SVP & GM
Jeff VerHeul
SVP, Corporate Engineering

SanDisk
Fusion-io Employee Meeting, June 23, 2014
6

A Global Leader in Flash Storage Solutions

Rankings	Trailing 4 Qtr Financials*	Global Operations	Leading Retail Brand°
FORTUNE 500; Standard & Poor's 500	$6.3B Revenue $3.8B Net Cash* $0.8B R&D Investment	5,900 Employees†	#1 Global Retail Revenue Share❖ 300,000+ STOREFRONTS WORLDWIDE

Broad Mobile Presence

All Leading Smartphone and Tablet Manufacturers Use SanDisk

Rapidly Growing in SSDs

Client

Approved Supplier to **All Leading** PC Manufacturers



Enterprise

Qualified at **6 of the Top 7** Server & Storage OEMs. Deepening Hyperscale, Channel Engagements



*Financials as of Q1, '14. Net Cash = [Cash + cash equivalents + short-term & long-term marketable securities] less [debt at maturity value] as of the end of Q1, '14.
†Headcount as of Q1 '14. ❖NPD Estimate, Nov., '13. °Estimates of the memory card & USB markets from NPD (Nov. '13) and GfK Retail and Technology, Sep., '13.

SanDisk
Fusion-io Employee Meeting, June 23, 2014
7

Key SanDisk Assets: Vertical Integration, IP


SanDisk
GUARDIAN TECHNOLOGY
FlashSoft

NAND TECH | NAND DIE | SCALE | ASSY, TEST & PACKAGING | CONTROLLER | FLASH MGMT | PRODUCTS | SOFTWARE



Close to Half of Industry Bit Output

Together with manufacturing partner Toshiba•

Fabs: World class NAND capacity

THOMSON REUTERS TOP100 GLOBAL INNOVATORS

World-Leading Innovator

4,900⁺ Patents•


1991
2013

Source: •Patents as of Q1'14 ❖NPD Estimate, Nov., '13. • Gartner: NAND Flash Supply & Demand, WW 1Q '12-4Q '14, 3Q '13, Update Dec., '13.

SanDisk
Fusion-io Employee Meeting, June 23, 2014
8

SanDisk Technology Leadership Strategy Industry-leading roadmap: die sizes, reliability, performance Leading development of 3D NAND technology Enables sub-10nm scaling and new products 2D NAND BiCS Bit Cost Scalable 3D NAND 3D ReRAM 3D Resistive RAM 9

F5 P1 Joint Venture Fabs Provide Captive Wafer Supply F3 F4 F5 P2 1Ynm expansion 19nm 1Ynm conversion BiCS development 19nm 1Ynm conversion 1Ynm 1Znm conversion BiCS pilot line, initial production 10

Leading NAND Flash Product Manufacturing Capability Malaysia Industry-first integrated SSD manufacturing facility From wafer to finished product Target production start: mid-2015 China Industry leading assembly and test Complex, multi-die package assembly 3 million die assembled per day 11

Secular Demand Trends Drive Need for NAND Flash 12

SanDisk Addressable Market Growing to $41B in 2017 + $12B TAM Revenue ($B) Source: SanDisk estimate 13

Diversified Portfolio of NAND Flash Solutions Commercial Retail Consumer Enterprise 14

Portfolio Mix Shifting to Higher Value Solutions % of Total Revenue * Removable includes all branded and unbranded removable products including cards and USB. Other includes wafers, components and accessories L&R = License & Royalty 15

Attractive Revenue Growth CAGR of 15% from 2009 to 2013 16 2014 Revenue Guidance*: $6,400-$6,800 Million * Guidance provided during FQ114 earnings conference call on April 16, 2014

Record 2013 Operating Income Operating Margin = 25.5% Over 5 Years Operating Income and Operating Margin are non-GAAP—See appendix for non-GAAP to GAAP definitions and reconciliations. 17

Core SanDisk Values Innovation We see innovation as our competitive advantage; we encourage curiosity and a creative mindset at every level and every function. Execute and Exceed We set challenging and inspirational goals for ourselves. We value relentless focus on results, personal accountability and flawless execution. Adaptability and Agility We see change as opportunity and we always question the status quo. We move quickly and decisively to meet opportunities and challenges. Teamwork We believe that teams produce the best results and that our collective intelligence and energy drive success. We strive to build an environment which consistently demonstrates and promotes empowerment and accountability within and across organizations and locations. Integrity We value ethical behavior over business results. 18

Key Elements of SanDisk Strategy 19

Approx. 5,900 Employees Worldwide Australia Korea Hong Kong Taiwan Ireland Brazil UK Scotland Germany Sweden Poland France Russia Spain Shenzhen Japan SDSS India Colorado Italy United Arab Emirates Massachusetts Arizona Malaysia Utah 20

Best-in-Class Capital Return Program Share Repurchases Initiated in Q411 $1.9B spent cumulatively thru Q114 at an average repurchase price of $59.18 Dividends Initiated in Q313 at $0.225/share Increased to $0.30/share for payments beginning Q314 Dividends + Share Repurchases = 100% of Free Cash Flow in 2014 Will Evaluate Program Goals Annually, Considering M&A and Other Opportunities 21

Key SanDisk Assets Technology, Manufacturing, and System Expertise Fundamental Intellectual Property Global Brand Awareness Solid Balance Sheet Outstanding Team and Winning Culture 22

What Does This Mean for Me? A key element of the transaction is the outstanding talent base at Fusion-io Joint integration team has been formed to make this process as smooth as possible SanDisk is committed to placing as many Fusion-io employees as possible and to being transparent and timely in communications SanDisk requisitions in areas of potential overlap have been put on hold SanDisk is proud of its leadership position and anxious to have the Fusion-io team join and contribute to our continued success 23

Next Steps Continue to focus on executing to your goals Integration plans being finalized by the two companies Road to getting ready for “Day 1” Reach out to your immediate manager or HR Hotline with any questions 24

Best is Yet to Come © 2014 SanDisk Corporation. All rights reserved. SanDisk is a trademarks of SanDisk Corporation, registered in the United States and other countries. Lightning and Optimus are U.S. registered trademarks of SanDisk Enterprise IP LLC. Guardian Technology and ULLtraDIMM are trademarks of SanDisk Enterprise IP LLC. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). 1GB=1,000,000,000 bytes. Actual user capacity less. 25

Financial Definitions and Notes Cost/GB: All cost per GB metrics are computed using Non-GAAP Cost of Revenue. Total Cost Reduction calculated using Non-GAAP Cost of Revenue was adjusted as follows: 2008: Excludes inventory reserves, fab impairment charges, and accruals for 2009 fab underutilization 2009: Excludes inventory reserve benefits, and includes all costs for 2009 fab underutilization Free Cash Flow (FCF): [Cash Flow from Operations] LESS [Cash Used for Capex + Fab Joint Venture Investments] Net Cash: [Cash + Cash Equivalents + Short-term & Long-term Marketable Securities] LESS [Debt Value at Maturity] NOPAT: Net Operating Profit After Tax is [Operating Profit] * [1 – Effective Tax Rate] 26

Reconciliation of Non-GAAP to GAAP Statements of Operations Twelve months ended January 3, 2010 (in thousands, except percentages and per share amounts, unaudited) 27

Reconciliation of Non-GAAP to GAAP Statements of Operations Twelve months ended January 2, 2011 (in thousands, except percentages and per share amounts, unaudited) 28

Reconciliation of Non-GAAP to GAAP Statements of Operations Twelve months ended January 1, 2012 (in thousands, except percentages and per share amounts, unaudited) 29

Reconciliation of Non-GAAP to GAAP Statements of Operations Twelve months ended December 30, 2012 (in thousands, except percentages and per share amounts, unaudited) 30

Reconciliation of Non-GAAP to GAAP Statements of Operations Twelve months ended December 29, 2013 (in thousands, except percentages and per share amounts, unaudited) 31

© 2014 SanDisk Corporation. All Rights Reserved. SanDisk, the SanDisk logo, SanDisk Ultra, SanDisk Extreme, iNand Ultra and iNand Extreme are trademarks of SanDisk Corporation, registered in the U.S. and other countries. Optimus and Lightning are trademarks of SanDisk Enterprise IP, LLC, registered in the U.S. and other countries. iSSD is a trademark of SanDisk Corporation. Cloudspeed, Guardian Technology, Optimus Max and ULLtraDIMM are trademarks of SanDisk Enterprise IP, LLC. The microSD, microSDHC, microSDXC, SD, SDHC and SDXC marks and logos are trademarks of SD-3C, LLC. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holders.

Company Mission & Culture Tom Baker, Senior Vice President, Human Resources June 23, 2014

Enriching People’s Lives Through Digital Storage Anytime, Anywhere 2

One Element of our Culture: Community Sharing Cash Donations College Scholarships Employee Volunteerism 3

Fusion-io / SanDisk Integration Rene Hartner, Vice President, Corporate Business Development June 23, 2014

Integration Team Organization 2 “Two in a Box” approach: each Integration Module will have a Lead from both SanDisk and Fusion-io to provide perspective and decision making Module teams are still being compiled and will also include resources from both organizations Appliances – Technology & Business Technology Software Technology Hardware Procurement /SC /Manufacturing Product Management/Roadmap Ecosystem, Performance & POCs Corporate / Outbound Marketing Sales/Distribution/Revenue Model HR / Culture IT Facilities Legal Finance / Accounting / Tax Post Merger Integration Team Directors of Integration Rene Hartner (SanDisk), Jason Snodgress (Fusion-io) PMI Managers John Stockamp (WMP), Jon Magin (WMP), Megan Lantz (WMP)